WVT Communications Group Announces Transfer of

Common Stock Listing to NYSE MKT

Warwick, NY – October 26, 2012 – Warwick Valley Telephone Company (NASDAQ: WWVY), referred to as WVT Communications Group or the Company, the parent company of leading cloud communications pioneers, today announced the pending transfer of the listing of its common stock from the NASDAQ Global Market (“NASDAQ”) to the NYSE Euronext’s NYSE MKT (“NYSE MKT”). The Company expects to begin trading on the NYSE MKT on November 6, 2012, under the new ticker symbol “WVT”, and will ring the opening bell that morning. Until the transfer is complete, the Company’s common stock will continue to trade under the ticker symbol “WWVY” on NASDAQ.

“WVT Communications Group is pleased to obtain a listing on the NYSE MKT as the latest step in our transformation and rebranding as a leading Cloud-based Unified Communications services provider,” said Duane W. Albro, WVT Communication Group’s Chief Executive Officer. “The new national exchange listing with the NYSE MKT and new ticker symbol of WVT is part of our transformation, which includes our upcoming corporate restructuring as a holding company and the eventual official name change at the parent company level to WVT Communications Group. The added benefit of transferring the listing of our common stock to NYSE MKT is our belief that it will result in improved liquidity and heightened awareness in the financial community and capital markets.”

“WVT Communications Group and the NYSE Euronext value our respective commitments to stakeholders, customers and the communities we serve,” said Scott Cutler, EVP and Head of Global Listings, NYSE Euronext. “With this shared commitment as a foundation for our partnership, we are delighted to welcome WVT Communications Group to the NYSE MKT and our listed company community.  We look forward to a long-standing and beneficial relationship with WVT Communications Group and its shareholders, and to providing the superior liquidity, services and visibility associated with listing on our market.”

About WVT Communications Group:

WVT Communications Group is a world technology leader in providing cloud-based Unified Communications (UC) solutions for small, medium and enterprise businesses. The Company has maintained a tradition of paying dividends to shareholders for 104 consecutive years. Founded in 1902, the Company has continued to adapt and remain on the forefront of technology, chiseling its position among the most stable and respected communications vendors on the globe. Moving forward, it is forging the new model that communications providers, large and small, are striving to emulate. WVT Communications Group is merging new innovations, such as those from Alteva and USA Datanet, with proven technology from industry leaders like Microsoft, Cisco, BroadSoft, Panasonic, and Polycom to build the ideal hosting architecture for communications.

Through its USA Datanet (targeting businesses under 35 employees), Alteva (targeting businesses over 35 employees and those with branch offices), and Warwick Valley Telephone (a highly-respected traditional telecom provider turned premier regional broadband company) businesses, WVT Communications Group is enabling businesses of any size to communicate more efficiently with hassle-free communications tools. By overlaying a UC division on its stabile, regional broadband company, WVT Communications Group has positioned itself in front of its peer legacy telecom companies and created an evolutionary change in its strategy. With this, the Company may offer its residential customers a similar suite of UC applications and services for use in a home environment that its business customers can enjoy. Visit www.wvtcg.com or call 855-U-GO-CLOUD.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions or strategies regarding the future. WVT Communications Group intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause WVT Communications Group's actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the geographic regions in which WVT Communications Group operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of WVT Communication Group's acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which WVT Communication Group operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, WVT Communications Group disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties and forward-looking statements may be seen in WVT Communications Group's Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Investor contact:

Jordan Darrow

Darrow Associates, Inc.

(631) 367-1866

jdarrow@darrowir.com

PR Contact:

Melissa Lande

Lande PR

212-706-9003

mlande@landepr.com